Exhibit 10.13

FOURTH AMENDMENT TO

MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS FOURTH AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “Fourth Amendment”) dated November 3, 2004, with effect as to certain agreements contained herein as of January 1st 2005 (the “Effective Date”) is made

BETWEEN:

TELEGLOBE CANADA ULC, an amalgamated unlimited liability company amalgamated under the laws of the Province of Nova Scotia, having an office at 1000 rue de la Gauchetiere, Montreal, Quebec, Canada (“Teleglobe”);

AND:

BELL CANADA, a Canadian corporation incorporated under the laws of Canada having an office at 483 Bay Street, Floor 6N, Toronto, Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe and Bell Canada have entered into a Master Wholesale Pricing and Services Coordinating Agreement (the “Master Agreement”) dated January 1st 2001, as amended effective April 1st, 2003 (the “First Amendment”); as amended effective January 1st, 2004 (the “Second Amendment”); and as amended effective January 1st, 2004 (the “Third Amendment”); and

WHEREAS IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations are to be provided between the Parties under the terms of the Master Agreement as amended by the First Amendment, by the Second Amendment and by the Third Amendment and provided for herein; and

WHEREAS Teleglobe and Bell Canada wish to modify certain terms and conditions as the same relate to the rates that Teleglobe are required to pay for certain Canadian Switched Minute Terminations as set out in Appendix 1, Schedule 3(e) of the Master Agreement as amended by the Second Amendment;

NOW THEREFORE, THIS FOURTH AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

1. DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this Fourth Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement or the First Amendment or the Second Amendment or the Third Amendment. Certain terms having initial capital letters and capitalized terms used in this Fourth Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this Fourth Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Bell Canada Exclusive Routes” has the meaning set forth in Section 2.1.1.2.

“Conversation Minute” shall mean a minute of communication resulting from a completed connection between the calling number and the called number. The duration of each Conversation Minute shall be measured in actual seconds of Conversation Time.

“Conversation Time” shall mean the interval that elapses between (a) the moment when the reply condition (answer signal in the backward direction) is detected at the point where the recording of the call duration takes place, and (b) the moment when the clear forward condition (clear forward signal) is detected at the same point, rounded to the nearest second.

“Parties” means Bell Canada and Teleglobe.

“Party” means either Bell Canada, or Teleglobe as the context requires.

“Teleglobe Flex Routes” has the meaning set forth in Section 2.1.1.3.

“Teleglobe Right To Match Routes” has the meaning set forth in Section 2.1.1.4.

“Term” means commencing on January 1st, 2005 and terminating on December 31st, 2005.

2. SERVICES

2.1	Switched Minute Terminations in Canada. From the effective date the Parties agree as follows:

2.1.1.1	Article A of Appendix 1 in Schedule 3(e) of the Second Amendment, dated January 9th, 2004, and effective January 1st, 2004, is hereby deleted in its entirety and replaced with Appendix 1, attached hereto.

2.1.1.2	Notwithstanding the terms of the First Amendment and Second Amendment applicable to the Right To Match Right and the Flex Right, Teleglobe hereby agrees to fulfill all its requirements for Canadian Switched Minute Terminations to the Canadian NPA’s set out in Section 4 of Appendix 1, attached hereto, exclusively with Bell Canada (“Bell Canada Exclusive Routes”). For greater certainty, Teleglobe shall not be entitled to exercise either its Right To Match Right or Flex Right on any of Bell Canada ‘s Exclusive Routes

2.1.1.3	Notwithstanding the terms of the First Amendment and Second Amendment applicable to the Right To Match Right and the Flex Right, Teleglobe shall only be allowed to exercise its Flex Right for all its requirements for Canadian Switched Minute Terminations to the Canadian NPA’s as set out in Section 5 of Appendix 1, attached hereto (“Teleglobe Flex Routes”).

2.1.1.4	Notwithstanding the terms of the First Amendment and Second Amendment applicable to the Right To Match Right and the Flex Right, Teleglobe shall only be allowed to exercise its Right To Match Right for all its requirements for Canadian Switched Minute Terminations to the Canadian NPA’s set out in Section 6 of Appendix 1, attached hereto (“Teleglobe Right To Match Routes”).

3. GENERAL

3.1	In the event of any conflict or inconsistency among or between the terms of this Fourth Amendment, the Second Amendment, the First Amendment, the Master Agreement, and any Specific Services Agreement, the following shall control, in descending order of precedence: (1) this Fourth Amendment (2) the Second Amendment; (3) the First Amendment; (4) the applicable Specific Services Agreement; and (5) the Master Agreement.

3.2	No course of dealing or failure of either party to enforce any provision of this Fourth Amendment shall be construed as a waiver of such provisions or any other rights under this Fourth Amendment. If any of the provisions of this Fourth Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Fourth Amendment but rather this entire Fourth Amendment shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Parties shall be construed and enforced accordingly.

3.3	This Fourth Amendment shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

3.4	This Fourth Amendment may be executed in as many counterparts as may be required, each of which when delivered is an original but all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Fourth Amendment.

TELEGLOBE CANADA ULC	BELL CANADA

Per: /s/ DANIEL BERGERON	Per: /s/ DANIEL RATTE

Name: Daniel Bergeron	Name: Daniel Ratte

Title: VP Finance	Title: Director–Carrier Relations